VIRTU FINANCIAL, INC.
2015 MANAGEMENT INCENTIVE PLAN
AMENDMENT NO. 1 TO
EMPLOYEE
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AMENDMENT NO. 1 TO THE RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Amendment”), is entered into as of December 1, 2022 (the “Amendment Date”), by and between Virtu Financial, Inc., a Delaware corporation (the “Company”), and Douglas A. Cifu (the “Participant”).
WHEREAS, the Company has adopted the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan (the “Plan”), pursuant to which Restricted Stock Units (the “RSUs”) may be granted;
WHEREAS, the Company and the Participant entered into that certain Amended and Restated Employment Agreement, dated as of November 15, 2017 (the “Employment Agreement”), pursuant to which the Participant is eligible to receive an equity award at the beginning of each calendar year during the Term (as defined in the Employment Agreement);
WHEREAS, the Company has adopted that certain Deferred Compensation Plan, effective November 13, 2020 and as amended from time to time (the “Deferred Compensation Plan”) pursuant to which eligible employees may elect to defer certain compensation in accordance with the terms thereof and any other applicable requirements or conditions;
WHEREAS, the Participant made a deferral election in accordance with the Deferred Compensation Plan on or prior to December 31, 2021 pursuant to which the Participant elected to defer all equity compensation awarded in consideration of services rendered in the fiscal year ended December 31, 2022 (the “Cifu 2022 Deferral Election”);
WHEREAS, on March 1, 2022 the Company issued to the Participant a Restricted Stock Unit Award for the grant of 150,000 Restricted Stock Units of the Company (the “2022 RSU Award”), subject to certain terms and conditions reflected in such award;
WHEREAS, on April 29, 2022 the Company and the Participant entered into the Amended and Restated Employment Agreement (the “2022 Amended and Restated Employment Agreement”) which amended various terms and conditions of Participant’s employment arrangement, including certain performance conditions in respect of annual equity awards issued thereunder;
WHEREAS, the Company and the Participant desire to amend certain terms of the 2022 RSU Award in order to reflect the terms of the 2022 Amended and Restated Employment Agreement;
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Amendments.
Section 2 of the 2022 RSU Award is hereby amended and restated in its entirety in accordance with Section 8(k) thereof to read as follows:
2. Vesting; Settlement of Restricted Stock Units.
(a)Subject to the Participant’s continued employment or service with the Company or an Affiliate, except as may otherwise be provided herein or in the Employment Agreement, the number of RSUs earned pursuant to Section 2(b) hereof shall vest in two (2) equal installments on each of December 31, 2022 and December 31, 2023 (each such date, a “Vesting Date”). Upon each Vesting Date, such portion of the RSUs that vest on such date shall no longer be subject to the transfer restrictions pursuant to Section 8(a) hereof or cancellation pursuant to Section 4 hereof. Any fractional RSUs resulting from the application of the vesting schedule shall be aggregated and the RSUs resulting from such aggregation shall vest on the final Vesting Date.

(b)The number of RSUs earned under this Agreement shall be determined based on the percentage of the Company’s Adjusted EBITDA target as set forth in the Company’s approved annual budget (“Budgeted EBITDA”) achieved in calendar year 2022 in accordance with the table below.

Percentage of Budgeted EBITDA Achieved	Number of RSUs Earned
65% or more	150,000
Less than 65%	As determined at the sole discretion of the Compensation Committee of the Board, which may be 0

Section 8(k) of the 2022 RSU Award is hereby amended and restated in its entirety in accordance with Section 8(k) thereof to read as follows:
    (k)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto, except as set forth in Section 7 hereof. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 12 or 14 of the Plan.
2.Miscellaneous.
(a)Amendment. Except as expressly amended herein, the 2022 RSU Award continues in full force and effect.
(b)Headings; Gender. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Amendment. Masculine pronouns and other words of masculine gender shall refer to both men and women as appropriate.
(c)Counterparts. This Amendment may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
(d)Electronic Signature and Delivery. This Amendment may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).
(e)Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Participant as of the day first written above.

VIRTU FINANCIAL, INC.
By: /s/ Robert Greifeld
Name: Robert Greifeld
Title: Chairman

/s/ Douglas A. Cifu
Douglas A. Cifu
[Signature Page to Restricted Stock Award Agreement]

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